UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 11, 2007

RUBY TUESDAY, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue

Maryville, Tennessee 37801

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Adoption of 2008 Cash Bonus Plan

On July 11, 2007 the Compensation Committee approved the Fiscal Year 2008 cash bonus plan for the Chief Executive Officer (“CEO”), the Named Executive Officers, and other executive officers of the Company. The cash bonus potential for the CEO is 75% of base salary based on achievement of minimum performance objectives, 125% of base salary upon achievement of target performance objectives, and 200% of base salary based on achievement of maximum performance objectives.

For the Executive Vice President, the cash bonus potential is 40% of base salary based on achievement of minimum performance objectives, 80% of base salary based on achievement of target performance objectives, and 160% of base salary based on achievement of maximum performance. The cash bonus potential for the Senior Vice President, Chief Financial Officer and the Senior Vice President, Chief Technology Officer is 30% of base salary upon achievement of minimum performance objectives, 60% of base salary upon achievement of target performance objectives, 120% of base salary upon achievement of maximum performance objectives. For the remaining Named Executive Officers and other executive officers of the Company, the cash bonus potential is 25% of base salary upon achievement of minimum performance objectives, 50% of base salary for achievement of target performance objectives, and 100% of base salary based on achievement of maximum performance goals.

Pursuant to the terms of the 2006 Executive Incentive Compensation Plan which is filed as an exhibit with the Company’s appropriate periodic filings under the Securities and Exchange Act of 1934, the Compensation Committee approved annual performance objectives for the CEO based on growth in earnings before interest, taxes, depreciation, and amortization (“EBITDA”). The Compensation Committee also approved performance objectives in connection with the cash bonus plan for the Named Executive Officers and other executive officers of the Company for Fiscal Year 2008 based on growth in EBITDA.

Amendment and Restatement of the Executive Supplemental Pension Plan

On July 11, 2007 the Compensation Committee approved the amendment and restatement of the Executive Supplemental Pension Plan (“ESP Plan”) effective as of January 1, 2007. This amendment and restatement implemented guidance provided by the Internal Revenue Service related to Internal Revenue Code Section 409A. Specifically, the amendment and restatement required the independent election of a payment form; added rules governing the timing of such elections, changes to such elections, and the timing of payments following a change; and clarified the circumstances under which the plan can be terminated and the effect of termination upon benefits. In addition, the amendment and restatement added a lump sum benefit option for participants retiring after July 10, 2007 and expanded the list of participants eligible for certain enhanced benefits under the ESP Plan.

Item 2.02 – Results of Operations and Financial Condition.

On July 11, 2007, the Company issued a press release announcing the Company’s financial results for the fiscal quarter and year ended June 5, 2007. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release dated July 11, 2007 (this press release is being furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.

(Registrant)

By:/s/ Marguerite N. Duffy

Marguerite N. Duffy

Senior Vice President and

Chief Financial Officer

Date: July 17, 2007